UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022 (August 9, 2022)

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

2590 Oakmont Drive, Suite 520

Round Rock, TX 78665

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Supply Agreement with General Motors LLC

On August 9, 2022, Volcon, Inc. (the “Company”) entered into a supply agreement with General Motors LLC (“GM”) (the “GM Supply Agreement”) with an effective date of August 3, 2022, pursuant to which GM has agreed to supply electrification units, which include batteries, drive units and control modules to the Company for use in the Company’s four-wheel utility terrain vehicle, the Stag.

Pursuant to the GM Supply Agreement, GM has agreed to supply the Company with, and the Company has agreed to purchase from GM, certain quantities of electrification units at an agreed upon price subject to adjustment at each model year change based on a nonbinding forecast provided by the Company. For purchases in excess of the agreed quantity for each model year, GM and the Company will discuss potential capacity increases and the price may be adjusted based on changes in costs incurred by GM.

Unless terminated earlier, the term of the GM Supply Agreement extends from August 3, 2022 through December 31, 2025. The GM Supply Agreement may be terminated at any time upon written notice by either party if the other party has failed to remedy a material breach of the terms of the Supply Agreement within 60 days following receipt of written notice of such breach or upon certain bankruptcy events of the other party.

The GM Supply Agreement also includes customary provisions relating to, among others, forecasts, delivery and payments, handling and transport, intellectual property, confidentiality, warranties, spare part purchases and indemnification. The foregoing description of the GM Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the GM Supply Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Supplier Agreement with GLV LLC

On August 11, 2022 (the “GLV Effective Date”), the Company entered into a supplier agreement with GLV Ventures LLC (“GLV”) (the “GLV Supplier Agreement”), pursuant to which GLV has agreed to manufacture the Stag, including the use of the electrification units supplied by GM.

Pursuant to the GLV Supplier Agreement, GLV has agreed to manufacture the Company’s Stag utility terrain vehicle based on the specifications provided by Company. The Company has agreed to purchase from GLV, fully assembled Stag units at an agreed upon price. The price may be adjusted if GLV identifies cost savings which will be shared equally between GLV and the Company.

The GLV Supplier Agreement also includes customary provisions relating to, among others, forecasts, delivery and payments, handling and transport, intellectual property, confidentiality, warranties, spare part purchases and indemnification. The foregoing description of the GLV Supplier Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the GLV Supplier Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 7.01 Regulation FD Disclosure.

On August 12, 2022, the Company issued a press release announcing that it entered into the GM Supply Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 12, 2022, issued by Volcon, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: August 12, 2022	/s/ Greg Endo
Greg Endo Chief Financial Officer

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